UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 4, 2010

(Date of Report – date of earliest event reported)

BROOKFIELD HOMES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31524 (Commission File Number)	37-1446709 (I.R.S. Employer Identification No.)

8500 Executive Park Avenue Suite 300 Fairfax, Virginia (Address of Principal Executive Offices)		22031 (Zip Code)

(703) 270-1700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2010, Brookfield Homes Corporation, a Delaware corporation (“Brookfield Homes”), entered into an Agreement and Plan of Merger and Contribution (the “Merger Agreement”) with Brookfield Residential Properties Inc., an Ontario corporation (“Brookfield Residential”), Brookfield Residential Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Brookfield Residential (“BR Acquisition Corp.”), and Brookfield Properties Corporation, a Canadian corporation (“Brookfield Office Properties”).

Pursuant to the Merger Agreement, as soon as practicable after satisfaction or waiver of certain conditions set forth in the Merger Agreement, Brookfield Homes will merge with and into BR Acquisition Corp. (the “Merger”), and Brookfield Homes will become a wholly owned subsidiary of Brookfield Residential. In the Merger, each share of common stock of Brookfield Homes outstanding immediately prior to the Certificate of Merger being filed with the Delaware Secretary of State (other than shares of common stock held by Brookfield Homes, BR Acquisition Corp., any direct or indirect wholly-owned subsidiary of Brookfield Homes, or Brookfield Residential) will be converted into the right to receive 0.764900530 of a common share of Brookfield Residential, plus a cash amount in lieu of fractional shares. In addition, in the Merger, each share of 8% convertible preferred stock, Series A of Brookfield Homes outstanding immediately prior to the Certificate of Merger being filed with the Delaware Secretary of State (other than such shares that are owned by holders who have properly exercised dissenters’ rights under Delaware law) will be converted into the right to receive a share of 8% convertible preferred stock of Brookfield Residential, which will have terms and conditional materially the same as the 8% convertible preferred stock of Brookfield Homes.

Also pursuant to the Merger Agreement, Brookfield Office Properties will contribute to Brookfield Residential all of the outstanding equity interests in the subsidiaries owning all of the assets, liabilities and obligations of Brookfield Office Properties’ residential land and housing division (“BPO Residential”), in exchange for (i) two unsecured promissory notes: a senior note in an aggregate principal amount of Cdn.$265 million, and a junior subordinated note in an aggregate principal amount of Cdn.$215 million, and (ii) 51.5 million common shares of Brookfield Residential (the “Contribution”). The senior note will bear a fixed rate of interest of 6.5%, payable quarterly, and will be payable in full on December 31, 2015 with Cdn.$50 million being payable on account of principal on the last business day of each of 2012, 2013 and 2014, with the balance of Cdn.$115 million payable on December 31, 2015. The junior subordinated note will bear a fixed rate of interest of 8.5% payable quarterly, and will be payable in full on December 31, 2020. On January 1, 2016 and each anniversary thereafter, or at any time upon the occurrence of an event of default under the junior subordinated note or change of control of Brookfield Residential, Brookfield Office Properties will be entitled to sell the junior subordinated note to Brookfield Asset Management Inc., an Ontario corporation (“BAM”), at par. BAM will have the right to acquire the junior subordinated note at par at any time. In exchange for its “put” right, Brookfield Office Properties will pay BAM a maintenance fee of 200 bps per annum on the amounts outstanding under the junior subordinated note. Brookfield Residential may prepay the notes in whole or in part, at any time prior to maturity, without penalty, provided that prepayments will first be applied to pay down the senior note.

The consummation of the Merger and the Contribution are subject to certain customary closing conditions, including the approval of the Merger by the holders of a majority of the outstanding shares of common stock of Brookfield Homes.

The Merger Agreement includes customary representations, warranties and covenants of Brookfield Homes, Brookfield Office Properties, Brookfield Residential and BR Acquisition Corp. made solely for the benefit of the parties to the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Brookfield Homes, Brookfield Office Properties, Brookfield Residential, BR Acquisition Corp. or any of the respective subsidiaries or affiliates.

Brookfield Homes has also agreed to certain covenants governing the conduct of its business, including the operation of its business in the ordinary course until the completion of the Merger. Brookfield Homes and Brookfield Office Properties have each agreed not to solicit discussions with third parties regarding other proposals to acquire Brookfield Homes or BPO Residential, and to certain restrictions on its ability to respond to any such proposal, subject to fulfillment of certain fiduciary requirements of the respective boards of directors of Brookfield Homes and Brookfield Office Properties. The Merger Agreement also includes customary termination provisions. The Merger Agreement does not require any party to pay a termination fee upon the termination of the Merger Agreement.

Upon consummation of the Merger, each option to purchase Brookfield Homes common stock and each Brookfield Homes deferred share unit that is outstanding will be replaced with an option to purchase common shares of Brookfield Residential or deferred share units of Brookfield Residential, as applicable. Notwithstanding the previous sentence, in accordance with the terms of the Brookfield Homes Deferred Share Unit Plan, Brookfield Homes director deferred share unit holders may elect, as a result of their separation from service, to receive either cash or to replace their Brookfield Homes deferred share units with Brookfield Residential deferred share units pursuant to the above.

All fees and expenses incurred in connection with the Merger Agreement and the Merger and Contribution will be paid by the party incurring those fees or expenses, whether or not the transactions are consummated, except that if the Merger and Contribution are not consummated, Brookfield Homes and Brookfield Office Properties have each agreed to bear and pay (or, if already paid by Brookfield Residential, to reimburse Brookfield Residential in respect of) 50% of the reasonable and customary expenses incurred by Brookfield Residential to third parties in connection with the Merger Agreement and the Merger and Contribution.

Brookfield Residential, a direct wholly-owned subsidiary of BAM, is the majority stockholder of Brookfield Homes. BAM is also the majority stockholder of Brookfield Office Properties. BR Acquisition Corp. is currently a direct wholly-owned subsidiary of Brookfield Residential.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed (without exhibits) as Exhibit 2.1 hereto and incorporated herein by reference.

Notice to Investors

Prior to the vote of the Brookfield Homes’ common stockholders, the parties to the Merger will file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”), which will include a proxy statement/prospectus and other relevant documents concerning the proposed Merger and Contribution. At that time, stockholders of Brookfield Homes will be urged to read the proxy statement/prospectus and any other relevant documents filed with the SEC because they will contain important information relating to Brookfield Homes, BPO Residential, Brookfield Residential and the proposed Merger and Contribution. You will be able to obtain the document free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Brookfield Homes, including periodic reports and current reports, free of charge by requesting them in writing from Brookfield Homes, 8500 Executive Park Avenue, Suite 300, Fairfax, Virginia 22031, Attention: Linda T. Northwood, or by telephone at (858) 481-2567; e-mail: investorrelations@brookfieldhomes.com.

The respective directors and executive officers of Brookfield Homes, Brookfield Residential and Brookfield Office Properties and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Brookfield Homes’ directors and executive officers is available in its proxy statement filed with the SEC on February 26, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2010		BROOKFIELD HOMES CORPORATION

	By:	/s/ Craig J. Laurie
Craig J. Laurie
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger and Contribution, dated October 4, 2010, among Brookfield Homes Corporation, Brookfield Residential Properties Inc., Brookfield Residential Acquisition Corp. and Brookfield Properties Corporation

4